UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report : February 1, 2022
Date of Earliest Event Reported: January 26, 2022

HAVERTY FURNITURE COMPANIES INC
(Exact Name of Registrant as Specified in Its Charter)

001-14445
(Commission File Number)

Maryland	58-0281900
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800
Atlanta, Georgia 30342
(Address of principal executive offices, including zip code)

(404) 443-2900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HVT	NYSE
Class A Common Stock	HVTA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 26,2022, the Nominating, Compensation and Governance Committee (the “NCG Committee”) of the Board of Directors of Haverty Furniture Companies, Inc. (the “Company” or “Havertys”) established the annual incentive opportunities and long-term incentive equity grants for the Company’s Named Executive Officers (“NEOs”) for 2022.

Annual Incentive Opportunities:  The NCG Committee approved the management incentive plans (the “Plans” or “MIP I” or “MIP II”) to determine 2022 cash incentives pursuant to the Company’s 2021 Long Term Incentive Plan. The NEOs are eligible to receive a target payout amount from the combined Plans of between 100% and 60% of their 2022 annual base salary. Mr. Smith’s target is 100% of base salary, Mr. Burdette’s target is 70%, Mr. Hare’s is 65%, and Messrs. Clary’s and Gill’s is 60%. The NCG Committee has discretion in the administration of the Plan.

The MIP I Plan covers 80% of the target payout. The MIP I sets goals of pre-tax earnings on a quarterly and annual basis. Participants will begin to earn the incentive pay once at least 70% of a goal is met increasing up to 125% of the pre-tax goal. There is a 2% change in the incentive pay earned for every 1% increase in the pre-tax goal with a minimum 40% payout for 70% of the target goal. There is a 3% change in the incentive pay earned for every 1% increase beyond the target goal up to a maximum payout of 175% for achieving 125% of the target goal. Pre-tax earnings for comparison to the goal will be that amount reported in the annual Form 10-K, adjusted to eliminate the effects of asset impairments, restructurings, acquisitions, divestitures, store closing costs, and the cumulative effect of accounting changes, as determined in accordance with generally accepted accounting principles, as applicable, and any other unusual or non-recurring items.

The MIP II Plan, which does not provide for above target payouts, covers the remaining 20% of the potential target payout. The MIP II Plan is earned for achieving additional performance criteria or specific projects or initiatives tailored to each person as approved by the NCG Committee.

Long-Term Incentive Equity Grants:  Pursuant to the Company’s 2021 Long Term Incentive Plan the NCG Committee authorized the following grants of Restricted Stock Units (“RSUs”) and Performance Restricted Stock Units (“PRSUs”).  Each RSU and PRSU represent a contingent right to receive one share of the Company's common stock.

Named Executive Officer	# of RSUs	Target # of PRSUs - EBITDA	Target # of PRSUs - Sales
Clarence H. Smith	7,973	25,515	6,379
Steven G. Burdette	4,000	7,467	1,866
Richard B. Hare	3,520	6,571	1,642
J. Edward Clary	2,600	4,854	1,213
John L. Gill	2,600	4,854	1,213

The RSUs vest over three years in accordance with the schedule set forth in the stock units award agreement attached hereto as Exhibit 10.1.

PRSUs were granted with shares earned based on the Company's EBITDA for the year ended December 31, 2022. EBITDA is equal to the sum of income before income taxes, interest expense, and depreciation and amortization as reported in the Company’s financial statements included in its annual Form 10-K.  Adjustments will be made to eliminate the effects of certain items such as, asset impairments, acquisitions, cumulative effect of accounting changes, and unusual items. The number of units reported above represent target performance. The actual number that become eligible for vesting is based on achieving the level of EBITDA during the performance period in accordance with the schedule set forth in the performance contingent restricted stock unit agreement attached hereto as Exhibit 10.2. These grants vest in February 2025.

Also granted were PRSUs with shares earned based on achieving target levels of annual consolidated sales for 2022. The number of units reported above represent target performance. The actual number that become eligible for vesting is based on achieving the level of consolidated sales percentage increase during the performance period in accordance with the schedule set forth in the performance contingent restricted stock unit agreement attached hereto as Exhibit 10.3. These grants vest in February 2025.

Item 9.01  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits
10.1  Form of Restricted Stock Unit Award Agreement.
10.2  Form of Performance Contingent Restricted Stock Unit (EBITDA) Agreement.
10.3  Form of Performance Contingent Restricted Stock Unit (Sales) Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.
February 1, 2022	By:
Jenny Hill Parker Senior Vice President, Finance and Corporate Secretary